UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, Colorado 80202
(Address of principal executive offices)            (Zip Code)

(303) 572-8900
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 10, 2008, the registrant entered into a letter agreement that amended the terms of the Loan Agreement dated October 1, 2008, pursuant to which the registrant borrowed $5,000,000 from Falcon Oil & Gas Ltd. (“Falcon”).  The maturity date was extended from January 30, 2009 to April 30, 2009.  If this loan is not repaid by April 30, 2009, Falcon, at its discretion, can require that the registrant’s subsidiary resign as operator of the Beetaloo Basin project in Northern Territory, Australia, and be appointed as operator.  Also, instead of depositing $7,500,000 worth of Falcon securities as security for the loan, the registrant will be depositing 14,500,000 shares.

In addition, the registrant and Falcon agreed to reallocate the $7,000,000 of completion capital that Falcon had deposited into an escrow account for a testing and completion program on up to five wells within the Buckskin Mesa project in Colorado.  The parties have agreed that $5,300,000 will be used for the testing and completion program and the remaining $1,700,000 will be advanced to a third party creditor of the registrant who is due payment for obligations related to the Buckskin Mesa project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
December 12, 2008	By: /s/ David E. Brody David E. Brody Senior Vice President and General Counsel